Calculation of Filing Fee Tables
S-3
Axogen, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value	457(r)	5,646,500	$ 42.50	$ 239,976,250.00	0.0001381	$ 33,140.72
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 239,976,250.00		$ 33,140.72
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 33,140.72
Offering Note
[1]	Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). The fee payable in connection with the offering pursuant to the prospectus supplement with which this Calculation of Filing Fee Tables is filed (the "prospectus supplement") has been paid in accordance with Rule 456(b) under the Securities Act. The registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-292852), filed on January 21, 2026. The securities covered by this Calculation of Filing Fee Tables include 736,500 shares of common stock that are issuable upon the underwriters' exercise of their option to purchase such shares for 30 days after the date of the prospectus supplement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $239,976,250.00. The prospectus is a final prospectus for the related offering.